Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Group Consisting of SJL Partners, KCC Corporation and Wonik QnC Corporation

Completes Acquisition of MPM Holdings Inc.

WATERFORD, N.Y. & SEOUL (May 15, 2019) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQB: MPMQ), a global silicones and advanced materials company, and SJL Partners LLC (“SJL”), KCC Corporation (KS:002380) (“KCC”) and Wonik QnC Corporation (KOSDAQ:074600) (“Wonik”) (collectively, the “Investor Group”), today announced that the Investor Group has successfully completed the previously announced acquisition of Momentive.

“This is a great outcome for all of our stakeholders, delivering maximum value to our stockholders and positioning Momentive for long-term growth and future job creation that will benefit our talented employees across the globe as well as our customers and suppliers,” said Jack Boss, Chief Executive Officer and President at Momentive. “The acquisition and the potential for greater combination with KCC’s silicones division will further enhance Momentive’s global leadership position by expanding our portfolio of products, broadening our geographic reach and strengthening our financial position.”

Steve Lim, Chairman and Managing Partner of SJL, representing the Investor Group said, “On behalf of KCC, Wonik and SJL, we are pleased to announce the successful completion of the transaction and begin this partnership with Jack and the Momentive team as we focus on the next stage of growth.”

Closing terms

On May 15, Momentive became a wholly owned subsidiary of the Investor Group and ceased to be traded on the OTCQB. Pursuant to the terms of the merger agreement, Momentive stockholders received $32.50 in cash for each issued and outstanding share of common stock they own. In connection with the closing, the transaction was financed through a combination of cash and new debt.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a more than 75-year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

About KCC Corporation

Based in Seoul, South Korea, KCC Corporation is a leading chemicals manufacturer in Korea, specializing in paints, building materials and specialty materials. It also engages in the silicones business for developing products in the fields of specialized paints and precision chemical engineering. KCC Corporation was founded in 1958 and is headquartered in Seoul, South Korea. Additional information is available at www.kccworld.co.kr/eng/main.do.

About Wonik QnC Corporation

Wonik QnC Corporation manufactures and sells quartz and ceramic wares used in the production of semiconductor wafers. The company’s Quartz division provides quartz wares used in the production of semiconductor IC’s, as well as products used in the production of semiconductors, LCDs, LEDs, and solar cells. Its Ceramic division offers ceramics materials, including aluminum nitride, silicon carbide, and boron nitride composite. Wonik QnC Corporation was founded in 1983 and is headquartered in Gumi, South Korea. Additional information is available at www.wonikqnc.com/eng/.

About SJL Partners

SJL is a private equity investment manager focused on partnership investments with market-leading strategic companies to support their organic and inorganic growth, including bolt-on acquisitions. SJL’s portfolio includes investment into Celltrion Holdings, Korea’s leading biosimilar drug manufacturer, and Vigevano, one of the earliest distributors of leading fashion brands and leather goods in Korea. Additional information is available at www.sjlpartners.com.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to restructuring, growth, market recovery, competitiveness, and the benefits and anticipated timing of the merger transaction and expectations or predictions of future financial or business performance. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy, the merger agreement, and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the impact of work stoppage and other incidents on our operations, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, difficulties with the realization of our cost savings in connection with transformation and strategic initiatives, including pricing actions by our competitors that could affect our operating margins, the impact of our growth and productivity investments, our ability to realize the benefits there from, and the timing thereof, our ability to obtain additional financing, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Momentive

Brian Berger

Vice President, Treasurer & Business Services

+1 (518) 233-3923

brian.berger@momentive.com

Investor Group

JP Park

SJL Partners

+82-2-6911-9701

jppark@sjlpartners.com

3